                                                                     EXHIBIT 4.2

================================================================================


                           SECURITYHOLDERS AGREEMENT



                                  Dated as of

                                 July 28, 1999

                                    between


                           WOODS EQUIPMENT COMPANY,

                  MADISON DEARBORN CAPITAL PARTNERS II, L.P.


                                      and


                    CREDIT SUISSE FIRST BOSTON CORPORATION



                 _____________________________________________

                                Common Stock of
                            Woods Equipment Company
                 _____________________________________________


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                               TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I
                                  Definitions

SECTION 1.01.  Definitions................................................     1
SECTION 1.02.  Rules of Construction......................................     3


                                  ARTICLE II
                                  ----------
                         Registration and Other Rights

SECTION 2.01.  Registration Rights........................................     3
SECTION 2.02.  Preparation and Filing.....................................     5
SECTION 2.03.  Indemnification............................................     8
SECTION 2.04.  Drag Along Rights..........................................    12
SECTION 2.05.  Tag Along Rights...........................................    13


                                  ARTICLE III
                                 Miscellaneous

SECTION 3.01.  Sales of Preferred Stock...................................    14
SECTION 3.02.  Rule 144A..................................................    15
SECTION 3.03.  Persons Benefitting........................................    15
SECTION 3.04.  Amendment..................................................    15
SECTION 3.05.  Notices....................................................    16
SECTION 3.06.  Governing Law..............................................    17
SECTION 3.07.  Successors.................................................    17
SECTION 3.08.  Multiple Originals.........................................    17
SECTION 3.09.  Table of Contents..........................................    17
SECTION 3.10.  Severability...............................................    17

          SECURITYHOLDERS AGREEMENT dated as of July 28, 1999, between WOODS EQUIPMENT COMPANY, a Delaware corporation (the "Company"), MADISON DEARBORN CAPITAL PARTNERS II, L.P., a ___________ limited partnership ("MDP"), and CREDIT SUISSE FIRST BOSTON CORPORATION.

          The Company desires to issue 51,927 Units (the "Units") each of which consists of one 15% Senior Discount Debenture due 2011 (the "Debentures") with a principal amount at maturity of $1,000 and .8745 shares of its common stock, par value $.01 per share (the "Common Stock"), of the Company.

          The Debentures and the Common Stock will trade separately upon the earlier of (i) the commencement of an exchange offer or effectiveness of a shelf registration statement with respect to the Debentures or (ii) 180 days after the issue date of the Units.

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the shares of Common Stock issued as part of the Units (collectively, the "Shares"):

                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01. Definitions.
                       -----------

          "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

          "Business Day" means any day other than a Saturday, Sunday or day on which commercial banking institutions are not required by law to be open in the States of New York or Illinois.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Holders" means any holder from time to time of the Shares.

          "Independent Third Party" means any Person that is not an Affiliate of the Company or MDP.

          "Initial Purchaser" means Credit Suisse First Boston Corporation.

          "Issue Date" means the date on which the Units are initially issued.

          "MDP" means Madison Dearborn Capital Partners II, L.P.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Initial Purchaser. The counsel may be an employee of or counsel to the Company or the Initial Purchaser.

          "Permitted Holder" means Madison Dearborn Capital Partners II, L.P. and any Affiliate thereof.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Public Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

          "Rule 144A" means Rule 144A under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Transfer" shall mean any voluntary or involuntary, direct or indirect sale, transfer, conveyance, assignment, pledge, hypothecation, gift or other disposition.

          "Transfer Restricted Securities" means the Shares. Each Share shall cease to be a Transfer Restricted Security when (i) it has been disposed of pursuant to a registration statement of the Company filed with the SEC and declared effective by the SEC that covers the disposition of such Transfer Restricted Security, (ii) it has been distributed pursuant to Rule 144 promulgated under the Securities Act (or any similar provisions under the Securities Act then in effect) or (iii) it has been otherwise transferred and may be resold without registration under the Securities Act.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          SECTION 1.02. Rules of Construction. Unless the text otherwise
                        ---------------------
requires:

               (i)   a term has the meaning assigned to it;

               (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii) "or" is not exclusive;

               (iv)  "including" means including, without limitation and

               (v) words in the singular include the plural and words in the plural include the singular.


                                  ARTICLE II

                         Registration and Other Rights
                         -----------------------------

          SECTION 2.01. Registration Rights. (a) If the Company proposes to
                        -------------------
register any of its Common Stock pursuant to the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 or successor forms thereto or in connection with a registration the primary purpose of which is to register debt securities), whether or not for its own account, then the Company shall in each case give written notice, not later than the date of the initial filing of the related registration statement, of such proposed registration to the holders of the Shares and such notice shall offer to the Holders the opportunity to include in such registration statement such number of Shares as such Holders may request. Within 20 days after receipt of such notice, the Holders of Transfer Restricted Securities (the "Requesting Holders") shall, subject to the following sentence, have the right by notifying the Company in writing to require the Company to include in such registration statement such number of Shares as such Holder may request.

          (b) Notwithstanding the foregoing, if at any time the managing underwriter or underwriters of a registration in connection with a Public Offering (the "Managing Underwriter") shall advise the Company in writing that, in its opinion, the total number of shares proposed to be sold exceeds the maximum number of shares which the Managing Underwriter believes may be sold without materially adversely affecting the price, timing or distribution of the Public Offering, then the Company will be required to include only that number of shares which the Managing Underwriter believes may be sold without causing such adverse effect in the following order:

               (i) all the shares that the Company proposes to sell in such Public Offering, and

               (ii) all the shares that are proposed to be sold by any holder of Common Stock of the Company including the shares of the Requesting Holders on a pro rata basis in proportion to the amount of shares of Common Stock owned by the holder thereof in an aggregate number which is equal to the difference between the maximum number of shares that may be distributed in such Public Offering as determined by the Managing Underwriter and the number of shares to be sold in such Public Offering pursuant to clause (i) above.

          (c) The Company will have the right to postpone or withdraw any registration statement relating to a Public Offering described under this
Section 2.01 prior to the effective date without obligation to any Requesting Holder.

          (d) All registration expenses (other than underwriting commissions and discounts payable in respect of Shares sold by the Holders) shall be paid by the Company in the case of any and all registrations governed by this Section 2.01.

          SECTION 2.02. Preparation and Filing. (a) Whenever the Company is
                        ----------------------
required to include in a registration statement any Shares, the Company will as soon as practicable:

               (i) prepare and file with the SEC a registration statement with respect to such common stock and use its best efforts to cause such registration statement to reasonably become and remain effective for the period set forth in subsection (ii) below and reasonably promptly notify the Holders (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

               (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement (or such shorter period to the extent necessary to permit the completion of the sale or distribution of such securities within such period);

               (iii) furnish to such Holders such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), reports on Forms 10-K and 10-Q (or their equivalents) which the Company shall have filed with the SEC and financial statements, reports and proxy statements mailed to shareholders of the Company to the extent such Forms or reports are incorporated by reference in the registration statement as such Holders may reasonably request in order to facilitate the disposition of the Shares being sold;

               (iv) use its reasonable best efforts to register or qualify, not later than the effective date of any filed registration statement, the common stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as such Holders reasonably request; provided that the Company will not be required to (A) qualify to do
     --------
     business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any jurisdiction where it is not subject to taxation, (C) consent to general service of process in any jurisdiction where it is not subject to general service of process or (D) take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Common Stock covered by the registration statement;

               (v) to the extent that the Company has elected to proceed with a firm commitment underwritten offering ("Underwritten Offering"), make available, upon reasonable notice and during business hours, for inspection by the Managing Underwriter or underwriters for the common stock (and their counsel) (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement; provided, however,
                                                              --------  -------
     that any such Inspector shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Inspector, unless (A) disclosure of such information is required by a court or administrative order or is necessary to respond to inquiries of regulatory authorities,
     (B) disclosure of such information is required by law (including any disclosure requirements pursuant to Federal securities laws in connection with the filing of a registration statement or the use of any prospectus referred to in this Agreement), (C) such information generally becomes available to the public other than as a result of a disclosure or failure to safeguard any such information by any Inspector or (D) such information becomes available to any such Inspector from a source other than the Company or its agents and such source is not bound by a confidentiality agreement; provided, however, that prior to the disclosure of such
                --------  -------
     information by such Inspector pursuant to clauses (A) or (B) above, such Inspector shall provide the Company with prompt written notice of such proposed disclosure to permit the Company to seek an appropriate protective order preventing such disclosure, but it is understood that the Inspector may comply with the requirements of law.

               (vi) obtain a comfort letter from the Company's independent public accountants dated the effective date of the registration statement (and as of such other dates as the Managing Underwriter or underwriters for the common stock may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such Managing Underwriter or underwriters reasonably request;

               (vii) to the extent that the Company has elected to proceed with an Underwritten Offering, to use its reasonable best efforts to obtain an Opinion of Counsel dated the effective date of the registration statement (and as of such other dates as the Managing Underwriter or underwriters for the common stock may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such Managing Underwriter or underwriters reasonably request;

               (viii) during the period when the registration statement is required to be effective, notify such Holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such common stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (ix) in the case of an Underwritten Offering, enter into an underwriting agreement containing customary terms, including such indemnity and contribution provisions as the managing underwriter or underwriters customarily require or may reasonably require;

               (x) cause such common stock to be traded on each securities exchange on which similar securities issued by the Company are then traded, provided that the Company is eligible to do so under applicable listing requirements; and

               (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Holders participating in such offering shall timely furnish to the Company such information regarding the distribution of such common stock as the Company may from time to time reasonably request.

          (c) The Holders agree that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph
(a)(viii) above, they will forthwith discontinue, and cause any underwriter acting on their behalf to agree to discontinue the disposition of common stock pursuant to the registration statement covering such common stock until the Holders' receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(viii) above.

          SECTION 2.03. Indemnification. (a) In connection with any
                        ---------------
registration statement contemplated by this Agreement, the Company agrees to indemnify and hold harmless each Holder of Shares covered thereby, the directors, officers and employees of each such Holder and each person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement as originally filed or in any amendment thereof, or in any preliminary prospectus or prospectuses contained therein, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that (i) the Company will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any such Holder
or the underwriter specifically for inclusion therein, and (ii) the Company will not be liable to any indemnified party under these provisions with respect to any registration statement or prospectus to the extent that any such loss, claim, damage or liability of such indemnified party results from the use of the prospectus during a period when the use of the prospectus has been suspended in accordance with Section 2.02(a)(viii), hereof; provided, in each case, that such
                                               --------
Holders received prior notice of such suspension. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          The Company also agrees to indemnify or contribute to Losses (as hereinafter defined), as provided in Section 2.03(d), of any underwriters of common stock registered under a registration statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders common stock covered by a registration statement as provided in this Section 2.03(a). The Company also shall, if requested by any Holder of Shares covered by a registration statement, enter into an underwriting agreement containing customary terms and conditions, including those related to indemnification.

          (b) Each Holder of Shares covered by a registration statement severally agrees to indemnify and hold harmless (i) the Company, (ii) each of its directors, (iii) each of its officers who signs such registration statement and (iv) each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, provided, however, that the aggregate liability of any
                     --------  -------
Holder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by the Holder from the sale of the Shares covered by such registration statement.

This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section
2.03 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 2.03, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party

               (i)    will not relieve it from liability under paragraph (a) or
     (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and

               (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such
                                                  --------  -------
     counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party,

               (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or

               (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that the indemnifying party shall be obligated to pay
     --------  -------
     for only one such separate counsel for all indemnified parties in each action or related group of actions. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 2.03 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the registration statement which resulted in such Losses; provided, however, that in no case shall any Holder of
                         --------  -------
any Common Stock be responsible, in the aggregate, for any amount in excess of the dollar amount of the proceeds received by such Holder from the sale of such Holder's Common Stock. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 2.03, each person who controls a Holder common stock covered by a registration statement within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed such registration statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The provisions of this Section 2.03 will remain in full force and effect, regardless of any investigation made by or on behalf of any holder or the Company or any of the officers, directors or controlling persons referred to in this Section 2.03 hereof, and will survive the sale by a Holder of Shares covered by a registration statement.

          SECTION 2.04. Drag Along Rights. (a) If, prior to the consummation of
                        -----------------
an underwritten registered Public Offering, the Board of Directors of the Company and the holders of a majority of the capital stock entitled to vote thereon approve a sale to an Independent Third Party or group of Independent Third Parties pursuant to which such party or parties acquire:

               (i) Voting Stock (whether by merger, consolidation sale, transfer or exchange of the Company's capital stock) or

               (ii) all or substantially all of the Company's assets determined on a consolidated basis approved by the Board of Directors of the Company and with respect to which all holders of Common Stock receive or are generally offered the same form and amount of per share consideration, then, upon 10 Business Days' written notice which notice shall include reasonable details of the proposed sale, including the proposed time and place of the closing and the consideration to be received by the holders of Common Stock, the Company shall have the right to require the Holders of the Shares to sell, transfer and deliver or cause to be sold, transferred and delivered, to such Person, their Shares in the same transaction at the closing thereof; provided that the consideration to be received by all Holders shall be the same
--------
(in terms of price per share, terms, conditions and in all other material respects) as that to be received by the Company's other holders of Common Stock and, in any event, shall be cash and/or securities registered under the Securities Act and listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market, Inc.; and provided
                                                                  --------
further, that if a Holder of a Share has, prior to its receipt of a notice
-------
pursuant to this Section 2.04(a), entered into a binding agreement to transfer the Shares, such Holder shall not be prohibited from consummating such transfer, notwithstanding anything to the contrary contained in this Section 2.04(a). Any purchase of Shares pursuant to this Section shall be deemed a "Drag Along Purchase". Each holder of Common Stock shall sell all of the Shares held by it.

          (b) In connection with any Drag Along Purchase, each Holder will be obligated to:

               (i) consent to and raise no objections against the sale to the Independent Third Party,

               (ii)  waive all dissenter's rights and other similar rights, and

               (iii) take all reasonably necessary and desirable actions as directed by the Board in connection with the consummation of such sale, provided, that each Holder shall only be required to make customary and reasonable representations, warranties and indemnities regarding its title to and ownership of its Shares.

          (c) The obligations of the Holders pursuant to Sections 2.04(a) and
(b), shall be subject to the receipt by the Company from a nationally recognized investment bank of a written fairness opinion that the consideration received by the holders of Common Stock (including the Holders) is fair and adequate, a copy of which opinion shall be delivered to the Holders. The Company shall be liable for the reasonable expenses of the Holders incurred in connection with a Drag Along Purchase.

          SECTION 2.05. Tag Along Rights.  (a)  If, prior to the consummation of
                        ----------------
an underwritten registered Public Offering, a Permitted Holder proposes to Transfer any shares of Common Stock, such Permitted Holder shall deliver a written notice to the Company and registered Holders specifying in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the Transfer no later than 10 Business Days prior to such proposed Transfer. Each Holder may elect to participate in the contemplated Transfer by delivering written notice to the transferring securityholder within 10 Business Days after delivery of the sale notice.

          (b) If any Holder has elected to participate in such Transfer pursuant to Section 2.05(a), each such Holder shall be entitled to sell in the contemplated Transfer, at the same price and the same terms, a number of shares equal to the product of (i) the quotient determined by dividing the number of Shares owned by such Holder by the aggregate number of shares of Common Stock outstanding on a fully diluted basis prior to giving effect to such Transfer and
(ii) the aggregate number of shares of Common Stock to be sold in the contemplated Transfer. Each Holder transferring Shares in a Transfer shall pay its pro rata share (based on the number of shares of Common Stock to be sold) of the expenses incurred by the securityholders in connection with such transfer.

          (c) Notwithstanding the foregoing, the following Transfers shall not be subject to the provisions of Sections 2.05(a) and (b):

               (i) a Transfer by a Permitted Holder to its Affiliates, employees and consultants,

               (ii) a Transfer by a Permitted Holder to any employee, prospective employee, director or prospective director of the Company, WEC or any of their Affiliates,

               (iii) a Transfer by a Permitted Holder to any former or prospective employee, director or prospective director of MDP or any Affiliate of such Affiliate,

               (iv) a Transfer by a Permitted Holder to any person in order to resolve certain regulatory issues, or

               (v) a Transfer by a Permitted Holder of shares of Common Stock representing an aggregate of 5% or less of the Company's outstanding shares of Common Stock together with all other Transfers pursuant to this clause
     (v) within the previous six months.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

          SECTION 3.01. Sales of Preferred Stock.  The Company hereby agrees
                        ------------------------
that, without the prior written consent of a majority of the holders of the outstanding Shares at the time such is taken, it will not:

               (i) amend, modify or alter any of the terms of its 8% Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Redeemable Preferred Stock") as set forth in the Company's Restated Certificate of Incorporation as in effect on the date of this Securityholders Agreement;

               (ii) sell to MDP or any of its Affiliates any shares of Redeemable Preferred Stock unless, in connection with such sale of Redeemable Preferred Stock, the sale price per share for the Redeemable Preferred Stock is equal to $1,000.00 per share and MDP or such Affiliate also purchases shares of Common Stock having an aggregate purchase price of at least $356.00 for each share of Redeemable Preferred Stock purchased by MDP or the Affiliate; or

               (iii) sell any shares of the preferred stock of the Company to MDP or any of its Affiliates.

          SECTION 3.02. Rule 144A.  The Company hereby agrees with each Holder,
                        ---------
for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

          SECTION 3.03. Persons Benefitting.  Nothing in this Agreement is
                        -------------------
intended or shall be construed to confer upon any Person other than the Company, MDP and the Holders from time to time of the Shares any right, remedy or claim under or by reason of this agreement or any part hereof.

          SECTION 3.04. Amendment.  This Agreement may be amended by the parties
                        ---------
hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company may deem necessary or desirable; provided, however, that such action shall not affect adversely the
           --------  -------
rights of the Holders. Any amendment or supplement to this Agreement that has an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the then outstanding common stock.

          In determining whether the Holders of the required number of shares of common stock have concurred in any direction, waiver or consent, common stock owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding. Also, subject to the foregoing, only common stock outstanding at the time shall be considered in any such determination.

          SECTION 3.05. Notices.  Any notice or communication shall be in
                        -------
writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          if to the Company:

               Woods Equipment Company
               6944 Newburg Road
               Rockford, IL 61108
               Facsimile No.: (815) 381-6047
               Telephone: (815) 381-6000
               Attn:

          if to MDP:

               Madison Dearborn Partners, Inc.
               Three First National Plaza
               Suite 3800
               Chicago, IL 60602
               Facsimile No: (312) 895-1156
               Telephone: (312) 895-1000

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 3.04 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 3.04.

          The Company or MDP by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears in the register of the Company and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 3.06. Governing Law.  The laws of the State of New York shall
                        -------------
govern this Agreement without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 3.07. Successors.  All agreements of the Company and MDP in
                        ----------
this Agreement shall bind their successors.

          SECTION 3.08. Multiple Originals.  The parties may sign any number of
                        ------------------
copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Agreement.

          SECTION 3.09. Table of Contents.  The table of contents and headings
                        -----------------
of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 3.10. Severability.  The provisions of this Agreement are
                        ------------
severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.


                    WOODS EQUIPMENT COMPANY


                    By:  /s/ Thomas J. Laird
                         -----------------------------------
                         Name: Thomas J. Laird
                         Title: President and CEO


                    MADISON DEARBORN CAPITAL PARTNERS II, L.P.

                    By:  MADISON DEARBORN PARTNERS II, L.P.
                    Its: General Partner

                    By:  MADISON DEARBORN PARTNERS, INC.
                    Its: General Partner


                    By:  /s/ Thomas R. Reusche
                         -----------------------------------
                         Name: Thomas R. Reusche
                         Title: Managing Director


                    CREDIT SUISSE FIRST BOSTON CORPORATION


                    By:  /s/ Joseph Fashano
                         -----------------------------------
                         Name: Joseph Fashano
                         Title: